Exhibit 10.1

MoSys, Inc.

Lock-Up Agreement

__________________, 2021

This Lock-Up Agreement (this “Agreement”) is executed by and between MOSYS, INC., a corporation existing under the laws of the State of Delaware (“RTO Acquiror”), and the undersigned signatory in connection with that certain Arrangement Agreement (the “Arrangement Agreement”), dated September 14, 2021, entered into among RTO Acquiror, 2864555 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Canco”), 2864552 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Callco”), and PERASO TECHNOLOGIES INC., a corporation existing under the laws of the Province of Ontario (“Peraso”), pursuant to which, among other things, RTO Acquiror will, indirectly through Canco, acquire all of the issued and outstanding common shares in the capital of Peraso in exchange for the Consideration, by way of a statutory plan of arrangement, which is to be completed under the provisions of the Business Corporations Act (Ontario) on and subject to the terms and conditions contained in the Arrangement Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Arrangement Agreement.

As an inducement to the parties entering into the Arrangement Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of RTO Acquiror, during the period commencing at the Effective Time and continuing until the time set forth in the following paragraph, the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of common stock of RTO Acquiror (“RTO Acquiror Common Stock”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of RTO Acquiror Common Stock (including without limitation, RTO Acquiror Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of RTO Acquiror Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any RTO Acquiror Common Stock or any security convertible into or exercisable or exchangeable RTO Acquiror Common Stock); or (4) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective with respect to the Securities on the twelve (12) month anniversary of the date of the Effective Time. The period during which the Lock-Up Restrictions apply to any particular portion of the Securities shall be deemed the “Lock-Up Period” with respect thereto. From and after the expiration of the Lock-Up Period, until ninety (90) days after the expiration of the Lock-Up Period (the “Leak-Out Period,” and together with the Lock-Up Period, the “Restricted Period”), the undersigned may not sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Leak-Out Period (any such date, a “Date of Determination”), Securities, held by the undersigned in an amount representing more than 20% of the average daily volume of RTO Acquiror Common Stock as reported by Bloomberg, L.P. for the five trading days prior to each applicable Date of Determination (the “Leak-Out Restrictions” and together with the Lock-Up Restrictions, the “Restrictions”). Following expiration of the Restricted Period, all Securities shall not be subject to the Restrictions.

The undersigned agrees that the Restrictions preclude the undersigned from engaging in any hedging or other transaction during the Restricted Period with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) during the Restricted Period with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, during the Restricted Period, the undersigned may transfer any of the Securities:

(i)	as a bona fide gift or gifts or charitable contribution(s),

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(iii)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or subsidiary of the undersigned or that controls, is controlled by, or under common control with the undersigned, (2) as distributions of Securities to partners, subsidiaries, affiliates, limited liability company members or stockholders of the undersigned, holders of similar equity interests in the undersigned and any investment fund or affiliated entity or (3) as a transfer or distribution to any employee of the undersigned or an entity listed in clause (1) above or the undersigned,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate succession or intestate succession,

(vi)	to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned,

(vii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi),

(viii)

to RTO Acquiror in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase RTO Acquiror Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Securities was solely to RTO Acquiror, and provided, further that any Securities issued upon such exercise shall be subject to the restrictions set forth in this Agreement,

(ix)

(A) if the undersigned is an employee of the RTO Acquiror or its affiliates (including Peraso), the date on which the undersigned ceases to be so actively employed (without taking into account any notice period); or (B) if the undersigned is a director of the RTO Acquiror, the date on which the undersigned ceases to be a director of the RTO Acquiror,

(x)

acquired by the undersigned in open market transactions after the Effective Time, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with subsequent sales of Securities acquired in such open market transactions,

(xi)

pursuant to transfers in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to or with all holders of RTO Acquiror’s capital stock involving a “change of control” (as defined below) of RTO Acquiror that has been approved by the board of directors of RTO Acquiror, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement. For purposes of this clause (xi), “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than RTO Acquiror, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of RTO Acquiror (or surviving entity), or all or substantially all of the assets of RTO Acquiror,

(xii)	pursuant to a domestic relations order or order of a court or regulatory agency, or

(xiii)	pursuant to a pledge of shares as collateral for margin loans, and any transfer upon foreclosure upon such pledged shares;

provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with RTO Acquiror to be bound by the terms of this Agreement; and provided, further, in the case of clauses (xii) and (xiii) the transferee agrees in writing with RTO Acquiror to be bound by the terms of this Agreement, and in the case of clauses (i), (ii) and (iv)-(vii) and (ix), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer reporting a reduction in beneficial ownership of Securities during the Restricted Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and shall include any former spouse.

In addition, the Restrictions shall not apply to (i) conversion or exercise of (x) warrants, (y) convertible notes, or (z) Exchangeable Shares into RTO Acquiror Common Stock or into any other security convertible into or exercisable for RTO Acquiror Common Stock that are outstanding as of the Effective Time (but for the avoidance of doubt, excluding all manners of conversion or exercise that would involve a sale in the open market of any securities relating to such warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such conversion or exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that (a) no sales of the Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period and (b) to the extent a public announcement or filing under the Exchange Act is required of the undersigned or required or voluntarily made by or on behalf of RTO Acquiror regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of RTO Acquiror Common Stock may be made under such plan during the Restricted Period. The undersigned may not voluntarily make any such announcement or filing with respect to any such plan. In furtherance of the restrictions set forth in this Agreement, RTO Acquiror and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of RTO Acquiror Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Agreement shall take effect at the Effective Time under the Arrangement Agreement and shall not be operative until such time.

The undersigned understands that the parties to the Arrangement Agreement are entering into such agreement in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[Signature pages follow.]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

MOSYS, INC.
By:
Signature
Name:
Title:

Dated: _______________

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf of
an entity)

Dated: _______________